Exhibit 4 (a)



                                                                   March 7, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Subject: General Electric Capital Services, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2001 - File No. 0-14804

Dear Sirs:

Neither General Electric Capital Services, Inc. (the "Corporation") nor any of its subsidiaries has outstanding any instrument with respect to its long-term debt that is not registered or filed with the Commission and under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b) (4) (iii) of Item 601 of Regulation S-K (17 CFR ss.229.601), the Corporation hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.

                                         Very truly yours,

                                         GENERAL ELECTRIC CAPITAL SERVICES, INC.


                                         By: /s/ J.A. Parke
                                             ------------------------------
                                             J.A. Parke,
                                             Executive Vice President and
                                             Chief Financial Officer